Trailer Bridge, Inc.

CONTACT:                          -OR-          TRBR INVESTOR RELATIONS COUNSEL:
Trailer Bridge, Inc.                            The Equity Group Inc.
John D. McCown                                  www.theequitygroup.com
Chairman & CEO                                  Adam Prior       (212) 836-9606
(800) 554 -1589                                 Devin Sullivan   (212) 836-9608

FOR IMMEDIATE RELEASE

                 TRAILER BRIDGE ANNOUNCES FOURTH QUARTER RESULTS
                 -----------------------------------------------
                      AND IMPROVED PRESENT BUSINESS LEVELS
                      ------------------------------------

     >> Company to Conduct Conference Call at 11:00 A.M. Tuesday, April 1st

Jacksonville, FL - March 31, 2003 -- Trailer Bridge, Inc. (NASDAQ National
Market: TRBR) today reported fourth quarter 2002 results (see attached table) and provided an update on the volume and revenue it is currently experiencing in March 2003.

Prior to discussing results for the 2002 fourth quarter, management noted that Trailer Bridge has experienced a noteworthy increase in volume and revenue during March. For the three weeks ending March 28th, deployed vessel capacity utilization was 96.9% southbound and 30.1% northbound. Based upon increased volume from specific existing accounts, increased customer commitments and actual growing booking trends, Trailer Bridge believes that actual fourth quarter 2002 volume and revenue levels are not indicative of its present business levels. While January and February overall utilization levels of 87.8% and 20.1% southbound and northbound, respectively, were similar to the fourth quarter, all indicators point to March and periods going forward being more robust.

Revenues Increase; Operating Loss Narrows in 2002 Fourth Quarter
----------------------------------------------------------------
Total revenue for the three months ended December 31, 2002 was $19,729,572, up 2.7% compared to $19,219,699 for the fourth quarter of 2001. Trailer Bridge had 20.5% less overall vessel capacity deployed between the mainland and Puerto Rico as a result of the discontinuance of the Northeast service at the end the fourth quarter of 2001. Excluding revenue related to the Northeast service, Trailer Bridge's overall Puerto Rico revenue was up 26.4% compared to the year earlier period.

The operating loss for the fourth quarter ended December 31, 2002 narrowed to $1,637,233, from an operating loss of $12,566,300 in the year earlier period. However, the year earlier period included asset impairments of $3,820,421 and other charges of $1,054,410 compared to no such expenses in the fourth quarter of 2002.

The 2002 fourth quarter results include various non-cash items including a portion of the charter-hire to an affiliate that was paid in non-convertible preferred stock. These items underscore the importance of various cash flow measures as a further benchmark on the level and trend of Trailer Bridge's results. Net cash used in operating

Trailer Bridge, Inc.                                                      Page 2
March 31, 2003

activities for the fourth quarter of 2002 amounted to $751,627, an amount well below the operating loss and a meaningful improvement over the $2,181,208 of net cash used in operating activities during the fourth quarter of 2001.

For the fourth quarter ended December 31, 2002, net non-operating expense, comprised primarily of interest, was $758,932, up 5.3% from the year earlier period. Loss before income taxes for the fourth quarter was $2,396,165 compared to the loss before income taxes of $13,286,418 in the year earlier period. The effect of income taxes will not be reflected until profitable operations resume. Net loss per share was $0.25 for the fourth quarter of 2002 compared to net loss per share of $1.36 for the year earlier period.

At December 31, 2002, cash amounted to $2,144,887 and stockholders' equity was $8,999,528. Trailer Bridge remains in compliance with all required covenants related to its various loan agreements.

Comparing the fourth quarter of 2002 by direction to the year earlier period excluding the discontinued Northeast service, total southbound volume increased 24.1% and total northbound volume increased 9.0%. Comparing total volume and total revenue by direction, Trailer Bridge's effective yield to and from Puerto Rico increased 3.4% southbound and 0.1% northbound. The Company's Puerto Rico deployed vessel capacity utilization was 86.6% southbound and 19.9% northbound compared to 66.1% and 17.0%, respectively, during the year earlier period.

John D. McCown, Chairman and CEO, said, "It has taken more time than originally anticipated, but the beneficial effects that we've discussed in the past are now here. While the fourth quarter saw some increase in revenue levels, the effects from the supply/demand realignment are now taking hold in a more pronounced way. Our freight pipeline is now finally showing indications of positive, consistent and lasting change."

Trailer Bridge will discuss recent revenue levels and trends along with fourth quarter results in a conference call at 11:00 A.M. (Eastern Time) on Tuesday, April 1st. The dial in number is 800-863-1575. The call will simultaneously be broadcast over the Internet. To listen to the live web cast, please go to www.trailerbridge.com and click on the conference call link. The conference call will be archived and accessible for approximately 30 days if you are unable to listen to the live call.

Trailer Bridge provides integrated trucking and marine freight service to and from all points in the lower 48 states and Puerto Rico, bringing efficiency, environmental and safety benefits to domestic cargo in that traffic lane. This total transportation system utilizes its own trucks, drivers, trailers, containers, U.S. flag vessels and marine facilities in Jacksonville and San Juan. Additional information on Trailer Bridge is available at the www.trailerbridge.com website.

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed in this press release include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Without limitation, these risks and uncertainties include the risks of the Company maintaining or securing sufficient liquidity to operate its business, continued support of its lenders, vendors and employees, economic recessions, severe weather, changes in demand for transportation services offered by the Company, and changes in rate levels for transportation services offered by the Company.

Trailer Bridge, Inc.
Page 3
March 31, 2003


                              TRAILER BRIDGE, INC.
                             STATEMENT OF OPERATIONS
                                   (Unaudited)


                                                                 Three Months                              Twelve Months
                                                              Ended December 31,                         Ended December 31,
                                                      -----------------------------------    ---------------------------------------
                                                             2002               2001                2002                 2001
                                                      ----------------   ---------------     ----------------     ------------------
OPERATING REVENUES                                     $ 19,729,572      $ 19,219,699         $ 73,810,457            $81,567,732
OPERATING EXPENSES:
   Salaries wages, and benefits ....................      3,852,303         4,423,846           15,218,526             17,615,602
   Rent and purchased transportation:
      Related Party ................................      1,849,200         1,849,200            7,336,500              7,336,500
      Other ........................................      6,099,365         6,535,002           20,893,378             27,006,429
   Fuel ............................................      2,098,178         2,329,634            7,396,815             10,751,623
   Operating and maintenance
      (exclusive of depreciation shown
      separately below) ............................      4,575,656         6,509,215           16,391,612             24,702,099
   Taxes and licenses ..............................        199,473           507,629              602,742              1,122,191
   Insurance and claims ............................        821,643           713,533            3,036,622              2,650,245
   Communications and utilities.....................        109,968           161,903              577,320                677,243
   Depreciation and amortization ...................        815,581         1,260,236            3,383,002              4,928,489
   Asset impairments................................            -           3,820,421                    -              3,820,421
   Restructuring expenses...........................              -         1,054,410                    -              1,054,410
   Other operating expenses ........................        945,438         2,620,969            3,112,174              5,984,223
                                                    ----------------   ---------------    -----------------     ------------------
                                                         21,366,805        31,785,998           77,948,691            107,649,473
                                                    ----------------   ---------------    -----------------     ------------------
OPERATING (LOSS) INCOME.............................     (1,637,233)      (12,566,299)          (4,138,234)           (26,081,741)
NONOPERATING INCOME
   (EXPENSE):
   Interest expense, net............................       (765,757)         (733,255)          (3,052,569)            (3,225,079)
   Miscellaneous Expense............................            946           (35,952)             (10,527)               (35,952)
   Gain on sale of equipment........................          5,879            49,088              101,862                (99,291)
                                                    ----------------   ---------------    -----------------     ------------------
                                                           (758,932)         (720,119)          (2,961,234)            (3,360,322)
                                                    ----------------   ---------------    -----------------     ------------------

(LOSS) INCOME BEFORE BENEFIT
   (PROVISION) FOR INCOME TAXES                          (2,396,165)      (13,286,418)          (7,099,468)           (29,442,063)
BENEFIT (PROVISION) FOR INCOME TAXES ...............              -                 -               (3,305)                22,129

Income Before Cumulative Effect of
                                                    ----------------   ---------------    -----------------     ------------------
Accounting Changes                                       (2,396,165)      (13,286,418)          (7,102,773)           (29,419,934)
Cumulative Effect of Accounting Changes
(Net of Income Taxes)                                             -                 -                    -                      -
                                                    ----------------   ---------------    -----------------     ------------------
NET (LOSS) INCOME                                      $ (2,396,165)     $(13,286,418)        $ (7,102,773)          $(29,419,934)
                                                    ================   ===============    =================     ==================

NET (LOSS) INCOME PER
   SHARE ................................              $      (0.25)     $      (1.36)        $ (0.73)                    $ (3.01)
                                                    ================   ===============    =================     ==================

WEIGHTED AVERAGE
   SHARES OUTSTANDING .....................               9,777,500         9,777,500            9,777,500              9,777,500
                                                    ================   ===============    =================     ==================